Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com


            Global Entertainment Corporation Announces Completion of
             $6.2 Million Private Placement of its Common Stock and
                        Warrants to Purchase Common Stock

PHOENIX, ARIZONA, APRIL 10, 2006 -- GLOBAL ENTERTAINMENT CORPORATION (AMEX: GEE)
- a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, announced today the completion of a private placement of 1,079,000 shares of its common stock to select qualified institutional and other investors at a price of $5.75 per share for aggregate gross proceeds of approximately $6.2 million. Global Entertainment also granted to the investors and placement agents warrants to acquire an aggregate 215,800 shares of its common stock at an exercise price of $7.10 per share, exercisable for a period of five years. Global Entertainment intends to use the net proceeds from the private placement to strengthen its balance sheet, foster organic growth and fund acquisitions.

"We are very pleased to have completed this financing and believe it represents a vote of confidence by investors in our strategy to develop a series of multi-faceted, fully integrated businesses to capitalize on cross-revenue generation opportunities within the mid-size communities we serve," stated Rick Kozuback, president and chief executive officer of Global Entertainment.

Phoenix-based Miller Capital Markets, LLC acted as lead placement agent and Sanders Morris Harris and Taglich Brothers, Inc. acted as co-placement agents on the transaction.

The common stock and warrants to purchase common stock issued in the private placement have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Global Entertainment has agreed to file a registration statement covering the resale of the shares of common stock and common stock underlying the warrants by the private placement investors and placement agents. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Global Entertainment common stock or warrants.


                                                                         more...

Global Entertainment Corporation Announces Completion of $6.2 Million Private Placement of its Common Stock and Warrants to Purchase its Common Stock
April 10, 2006
Page 2


Global Entertainment Corporation is an integrated event and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in eight states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates all arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
    www.coliseums.com              www.gems2000.com         www.EFM2000.com
     www.Cragar.com                                          www.GetTix.net


     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2005, as filed with the Securities and Exchange Commission.

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